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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 10, 2001

                           United Vanguard Homes, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                   0-5097              11-2032899
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(State or other jurisdiction)    (Commission           (IRS Employer
                                 File Number)        Identification No.)

               4 Cedar Swamp Road, Glen Cove, NY               11542
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code            (516) 759-1188
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                                      N/A
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         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.

         On December 10, 2001, Great-West-Life & Annuity Insurance Company ("GWL") commenced suit in Berrien County, Michigan Circuit Court against Whittier Towers, Inc. Whitcomb Tower Corporation, Hillside Terrace, Inc., Vanguard Ventures, Inc., and the Whitcomb Mortgage Trust. The complaint alleges breach by Hillside Terrace, Inc. of a $2,108,921.78 mortgage note due GWL and certain covenants in the loan documents and seeks to (i) foreclose GWL's mortgage on the Hillside Terrace facility and (ii) have a receiver appointed for the facility during the pendency of the foreclosure proceedings. Similar relief is requested with respect to the alleged breach of a $1,963,225.52 note of Whitcomb Tower Corporation and other alleged defaults and related mortgage on the Whitcomb Tower facility and the $3,780,164.65 note of Whittier Towers, Inc. and related mortgage on the Whittier Towers facility.

         Subsidiaries of United Vanguard Homes, Inc. ("UVH") Hillside Terrace, Inc., and Whitcomb Tower Corporation own the Hillside Terrace and Whitcomb Tower facilities, from which UVH receives substantial revenues. The Whittier is managed by a UVH subsidiary, UVH Management Corp., which is owed substantial sums for loans to Whittier Towers, Inc. and management fees.

         The payment of principal and interest on each of the three mortgages referred to above has been guaranteed by Vanguard Ventures, Inc. UVH is an 81%-owned subsidiary of Vanguard Ventures, Inc.

         The defendants are vigorously defending this suit.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNITED VANGUARD HOMES, INC.
                                       (Registrant)

Date: December 18, 2001
                                       By: /s/ Craig M. Shields
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                                          Craig M. Shields
                                          Vice President and General Counsel